                         AGREEMENT AND PLAN OF REORGANIZATION

                                     BY AND AMONG

                         NETSCAPE COMMUNICATIONS CORPORATION,

                             FIFI ACQUISITION CORPORATION

                                         AND

                                     ATWEB, INC.

                            DATED AS OF NOVEMBER 10, 1998

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                                  TABLE OF CONTENTS
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ARTICLE I   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . 2
     1.4    Articles of Incorporation; Bylaws. . . . . . . . . . . . . . . . 2
     1.5    Directors and Officers . . . . . . . . . . . . . . . . . . . . . 3
     1.6    Shares to Be Issued; Effect on Capital Stock . . . . . . . . . . 3
     1.7    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . 5
     1.8    Surrender of Certificates. . . . . . . . . . . . . . . . . . . . 6
     1.9    No Further Ownership Rights in Company Common Stock. . . . . . . 7
     1.10   Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . 8
     1.11   Tax and Accounting Consequences. . . . . . . . . . . . . . . . . 8
     1.12   Taking of Necessary Action; Further Action . . . . . . . . . . . 8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . 8
     2.1    Organization of the Company. . . . . . . . . . . . . . . . . . . 8
     2.2    Company Capital Structure. . . . . . . . . . . . . . . . . . . . 9
     2.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.4    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.5    Company Financial Statements . . . . . . . . . . . . . . . . . .11
     2.6    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . .11
     2.7    No Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.8    Tax and Other Returns and Reports. . . . . . . . . . . . . . . .13
     2.9    Restrictions on Business Activities. . . . . . . . . . . . . . .14
     2.10   Title to Properties; Absence of Liens and Encumbrances . . . . .15
     2.11   Intellectual Property. . . . . . . . . . . . . . . . . . . . . .15
     2.12   Agreements, Contracts and Commitments. . . . . . . . . . . . . .18
     2.13   Interested Party Transactions. . . . . . . . . . . . . . . . . .20
     2.14   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .20
     2.15   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     2.16   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     2.17   Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . .21
     2.18   Environmental Matters. . . . . . . . . . . . . . . . . . . . . .21
     2.19   Brokers' and Finders' Fees; Third Party Expenses . . . . . . . .22
     2.20   Employee Matters and Benefit Plans . . . . . . . . . . . . . . .22
     2.21   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.22   No Interference or Conflict. . . . . . . . . . . . . . . . . . .25
     2.23   Governmental Authorizations and Licenses . . . . . . . . . . . .26
     2.24   Pooling of Interests . . . . . . . . . . . . . . . . . . . . . .26
     2.25   Representations Complete . . . . . . . . . . . . . . . . . . . .26

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                                  TABLE OF CONTENTS
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ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . . .26
     3.1    Organization, Standing and Power . . . . . . . . . . . . . . . .26
     3.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     3.3    Capital Structure. . . . . . . . . . . . . . . . . . . . . . . .27
     3.4    SEC Documents; Parent Financial Statements . . . . . . . . . . .27
     3.5    No Material Adverse Change . . . . . . . . . . . . . . . . . . .28
     3.6    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     3.7    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME. . . . . . . . . . . . . . .29
     4.1    Conduct of Business of the Company . . . . . . . . . . . . . . .29
     4.2    No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE V   ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . .32
     5.1    Sale and Registration of Shares; Shareholder Matters . . . . . .32
     5.2    Access to Information. . . . . . . . . . . . . . . . . . . . . .34
     5.3    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .34
     5.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     5.5    Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . .34
     5.6    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     5.7    FIRPTA Compliance. . . . . . . . . . . . . . . . . . . . . . . .35
     5.8    Commercially Reasonable Efforts. . . . . . . . . . . . . . . . .35
     5.9    Notification of Certain Matters. . . . . . . . . . . . . . . . .35
     5.10   Certain Benefit Plans. . . . . . . . . . . . . . . . . . . . . .35
     5.11   Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . .35
     5.12   Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . .36
     5.13   Voting Agreements. . . . . . . . . . . . . . . . . . . . . . . .36
     5.14   [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . .36
     5.15   Registration Statement on Form S-8 . . . . . . . . . . . . . . .36
     5.16   Nasdaq National Market Listing . . . . . . . . . . . . . . . . .36
     5.17   Company's Auditors . . . . . . . . . . . . . . . . . . . . . . .36
     5.18   Non-Competition Agreements . . . . . . . . . . . . . . . . . . .36
     5.19   Tax-Free Reorganization. . . . . . . . . . . . . . . . . . . . .37
     5.20   Additional Documents and Further Assurances. . . . . . . . . . .37

ARTICLE VI  CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . . .37
     6.1    Conditions to Obligations of Each Party to Effect the Merger . .37
     6.2    Additional Conditions to Obligations of the Company. . . . . . .38

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                                  TABLE OF CONTENTS
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     6.3    Additional Conditions to the Obligations of Parent and
            Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE VII ESCROW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     7.1    Escrow Period. . . . . . . . . . . . . . . . . . . . . . . . . .41
     7.2    Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . .41

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . .47
     8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .47
     8.2    Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . .48
     8.3    Effect of Termination. . . . . . . . . . . . . . . . . . . . . .48
     8.4    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     8.5    Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE IX  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .49
     9.1    Survival of Representations, Warranties and Agreements . . . . .49
     9.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     9.3    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .50
     9.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.5    Entire Agreement; Assignment . . . . . . . . . . . . . . . . . .51
     9.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.7    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.9    Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.10   Rules of Construction. . . . . . . . . . . . . . . . . . . . . .52
     9.11   Specific Performance . . . . . . . . . . . . . . . . . . . . . .52

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

                         AGREEMENT AND PLAN OF REORGANIZATION


       This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of November 10, 1998 by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), Fifi Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and AtWeb, Inc., a California corporation (the "COMPANY").

                                       RECITALS

       A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

       B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company and upon exercise of all outstanding warrants immediately prior to the Merger) ("COMPANY CAPITAL STOCK") shall be converted into the right to receive shares of voting Common Stock of Parent ("PARENT COMMON STOCK"), and all outstanding options and warrants to purchase Common Stock of the Company shall be assumed by Parent.

       C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

       D. The Company, Parent and Merger Sub desire to make certain representations, warranties, and other agreements in connection with the Merger.

       E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company are entering into a Voting Agreement in the form attached hereto as EXHIBIT A ("VOTING AGREEMENT"), and certain employees of the Company are entering into Non-Competition Agreements, each in the form attached as EXHIBIT B hereto (the "NON-COMPETITION AGREEMENTS").

       NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                      ARTICLE I

                                      THE MERGER

       1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("CALIFORNIA LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

       1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement or Certificate of Merger (or like instrument) with the Secretary of State of the State of California (the "MERGER AGREEMENT"), in accordance with the applicable provisions of California Law (the time of acceptance by the Secretary of State of California of such filing or such later time as may be provided in the Merger Agreement being referred to herein as the "EFFECTIVE TIME").

       1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

       1.4     ARTICLES OF INCORPORATION; BYLAWS.

               (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be automatically amended such that the provisions of the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall automatically be amended to read as follows: "The name of the corporation is AtWeb, Inc."

               (b) Unless otherwise determined by Parent, the Bylaws of the Surviving Corporation shall be automatically amended such that the provisions of the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Bylaws of the Surviving


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Corporation until thereafter amended in accordance with California Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

       1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

       1.6 SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. The number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options or other rights to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Parent Share Number (as defined in Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

               (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company ("COMPANY PREFERRED STOCK") and upon exercise of all outstanding warrants (the "WARRANTS") immediately prior to the Closing) (collectively, the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(v) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.8; provided, however, that to the extent that shares of Company Common Stock or Company Preferred Stock were subject to vesting immediately prior to the Effective Time, the shares of Parent Common Stock received pursuant to this
Section 1.6(a) shall be subject to the provisions of the agreement governing such vesting, except that any reference in such agreement to the Company shall mean the Surviving Corporation or Parent.

               (b) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) STOCK OPTIONS AND WARRANTS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1997 Stock Plan (the "OPTION PLAN")

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or otherwise and all outstanding Warrants shall be assumed by Parent in accordance with provisions described below.

                      (i) At the Effective Time, each outstanding option or other right to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plan or otherwise, whether vested or unvested, and each Warrant shall be, in connection with the Merger, assumed by Parent. Each Company Option and Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements or warrant agreement governing such Company Option or Warrant, as the case may be, immediately prior to the Effective Time, except that (A) such Company Option or Warrant shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option or Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option or Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option or Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                      (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                      (iii) As soon as practicable following the Effective Time, Parent will issue to each holder of an outstanding Company Option or Warrant a document evidencing the foregoing assumption of such Company Option or Warrant by Parent.

                      (iv) Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options and Warrants assumed in accordance with this Section 1.6(c).

               (d) CAPITAL STOCK OF MERGER SUB. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of the Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

               (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock or Parent Common Stock), reorganization,

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recapitalization or other like change with respect to Company Capital Stock or
Parent Common Stock occurring after the date hereof and prior to the Effective Time.

               (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Share Price (as defined in Section 1.6(g)(iii)).

               (g)    DEFINITIONS.

                      (i) AGGREGATE COMPANY COMMON NUMBER. The "AGGREGATE COMPANY COMMON NUMBER" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock to be issued upon conversion of all Company Preferred Stock and upon exercise of the Warrants).

                      (ii) AGGREGATE COMPANY OPTION NUMBER. The "AGGREGATE COMPANY OPTION NUMBER" shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company Options and Warrants, and other rights to acquire shares of Company Common Stock immediately prior to the Effective Time.

                      (iii) AGGREGATE PARENT SHARE NUMBER. The "AGGREGATE PARENT SHARE NUMBER" shall mean 3,363,823.

                      (iv) ESCROW AMOUNT. The "ESCROW AMOUNT" shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Aggregate Company Common Number by (y) the Exchange Ratio by (z) 0.10.

                      (v) EXCHANGE RATIO. The "EXCHANGE RATIO" shall mean the quotient obtained by dividing (x) the Aggregate Parent Share Number by (y) the sum of (A) the Aggregate Company Common Number, plus (B) the Aggregate Company Option Number.

       1.7     DISSENTING SHARES.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who, as of the Effective Time, has not effectively withdrawn or lost (through failure to perfect or otherwise) appraisal or dissenters' rights pursuant to California Law ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

               (b) Notwithstanding the provisions of subsection (a), if after the Effective Time any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise)

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the right to appraisal, then, as of the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for any fractional share as provided in
Section 1.6(f), without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of any shares of Company Capital Stock or offer to settle or settle any such demands.

       1.8     SURRENDER OF CERTIFICATES.

               (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company with assets of not less than $500 million to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) PARENT TO PROVIDE COMMON STOCK. As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, and (ii) cash for fractional shares in the amount described in Section 1.6(f); provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to
Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

               (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6(f), and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Notwithstanding the provisions of Section 1.6(a), from the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (subject to Section 1.8(d)), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

               (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

               (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

       1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accor-dance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

       1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6(f); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

       1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

       1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as disclosed in a document dated as of the date hereof referring specifically (referencing the appropriate schedule or section number) to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company represents and warrants to Parent and Merger Sub as set forth below.

       2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

       2.2     COMPANY CAPITAL STRUCTURE.

               (a) The authorized capital stock of the Company consists of 20,000,000 shares of authorized Common Stock, of which 8,110,000 shares are issued and outstanding, and 3,552,923 shares of authorized Preferred Stock, consisting of 500,000 shares of Series A Preferred Stock, 500,000 shares of which are issued and outstanding, and 3,052,923 shares of Series B Preferred Stock, 3,052,923 shares of which are issued and outstanding. The number of shares of Company Common Stock into which the Series A Preferred Stock and the Series B Preferred Stock is convertible is set forth in SCHEDULE 2.2(a). Assuming the same total capitalization as on the date hereof, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, and the exercise of all Company Options and Warrants) will be as set forth in SCHEDULE 2.2(a). The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts and with the vesting schedule (including the extent vested to date) set forth on SCHEDULE 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

               (b) The Company has reserved 3,373,846 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 2,963,500 shares are subject to outstanding, unexercised options, 400,346 shares remain available for future grant and 10,000 shares have been issued pursuant to the exercise of options issued under the Option Plan. The Company has reserved 22,000 shares of Common Stock for issuance upon exercise of the Warrants.
SCHEDULE 2.2(b) sets forth for each outstanding Company Option or Warrant the name of the holder of such option or Warrant, the domicile address of such holder, the number of shares of Common Stock subject to such option or Warrant, the exercise price of such option or Warrant and the vesting schedule for such option or Warrant, including the extent vested to date and whether the exercisability of such option or Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement.
Except for the Company Options and Warrants described in SCHEDULE 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. The holders of Company Capital Stock, Company Options and Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

       2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

       2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is the affirmative vote of a majority of the outstanding shares of Company Preferred Stock voting separately as a class, the affirmative vote of a majority of the outstanding shares of Company Common Stock voting separately as a class and the affirmative vote of a majority of the outstanding shares of the Company's Series B Preferred Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on SCHEDULE 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except with respect to the preceding clause (ii) for any Conflict which could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on SCHEDULE 2.4, and (iv) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Material Adverse Effect.

       2.5     COMPANY FINANCIAL STATEMENTS.

               (a) SCHEDULE 2.5 sets forth the Company's audited balance sheet as of December 31, 1997 (the "BALANCE SHEET") and the related audited statements of operations, shareholders' equity and cash flows for the twelve-month period then ended and the footnotes thereto as well as the Company's unaudited balance sheet as of September 30, 1998 (the "INTERIM BALANCE SHEET") and the related unaudited statements of operations for the nine-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments in the case of unaudited financial statements, which such adjustments will not be material in amount or significance.

       2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (which is required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Interim Balance Sheet.

       2.7 NO CHANGES. Except as set forth in SCHEDULE 2.7, since the date of the Interim Balance Sheet, there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Interim Balance Sheet and consistent with past practices;

               (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

               (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

               (g)    revaluation by the Company of any of its assets;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

               (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

               (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

               (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

               (l) loan by the Company to any person or entity, incurrence by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, or creation of any security interest in any of the Company's assets or properties, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

               (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs, or any reasonable basis for any of the foregoing;

               (o) notice of any claim or potential claim of ownership by a third party of Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party's intellectual property rights;

               (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

               (q) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

               (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

       2.8     TAX AND OTHER RETURNS AND REPORTS.

               (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b)    TAX RETURNS AND AUDITS.  Except as set forth in
SCHEDULE 2.8:

                      (i) The Company, as of the Effective Time, will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) The Company, as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                      (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company does not have any knowledge of any basis for the assertion of any such liability attributable to the Company, or its assets or operations.

                      (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

                      (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes.

                      (viii) The Company does not have any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                      (ix) The Company's assets are not treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                      (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404, 280G or 162 of the Code.

                      (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xiii) The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

                      (xv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

       2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

       2.10    TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

               (a) The Company does not own real property, nor has the Company ever owned any real property. SCHEDULE 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in
SCHEDULE 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

               (c) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to the Company's current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company possesses any claim or rights with respect to use of the Customer Information.

       2.11    INTELLECTUAL PROPERTY.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

       "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable or patented), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; (vi) all trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all domain names, uniform resource locators and other Internet or similar addresses or identifiers ("DOMAIN NAMES"); (viii) all databases and data collections and all rights therein throughout the world; and (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (x) any similar, corresponding or equivalent rights to any of the foregoing and (xi) all documentation related to any of the foregoing.

       "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by (ii) is exclusively licensed to or (iii) was developed or created by the Company.

       "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) Domain Name registrations and other registrations, subscriptions and memberships related to the Internet; and (v) any other Company Intellectual Property that is subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, regulatory, standards, government or other public or private legal authority.

               (b) SCHEDULE 2.11(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists (i) any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO"), Internet registration authority or equivalent authority anywhere in the world related to any of the Company Registered Intellectual Property and (ii) the date on which such registrations will expire or by which time the rights in the Intellectual Property related to such registrations will have to be renewed or extended to prevent expiration, lapse or other loss.

               (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property, is free and clear of any Liens. The Company (i) is the exclusive owner of, and has the right to use exclusively, all Trademarks and Domain Names, used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, (x) all copyrighted works that are Company products (including all copyrights related to any World Wide Web other similar Internet sites operated by or on behalf of the Company) or (y) other works of authorship that the Company otherwise purports to own.

               (d) To the extent that any Intellectual Property (including any software, Internet sites or other products or materials of the Company) has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property. To the extent that the Company has acquired any Intellectual Property from a third party, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant authorities.

               (e) Except as set forth in SCHEDULE 2.11(e), and except for co-branded marketing agreements in substantially the form attached as Exhibit C hereto, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

               (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
SCHEDULE 2.11(f) include all contracts, licenses and agreements, to which the Company is a party and which are reasonably necessary for the conduct of the Company's business, with respect to any Intellectual Property of any person other than the Company. No person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

               (g) SCHEDULE 2.11(g) lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

               (h) The operation of the business of the Company as such business is currently conducted or is reasonably contemplated to be conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company) does not, and the Company has not received notice that the operation of the business of the Company as such is currently conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company), infringes or misappropriates the Intellectual Property of any person, violate the rights of any person or entity (including rights to privacy or publicity), constitute unfair competition or trade practices under the laws of any jurisdiction, or violate the laws or regulations of any jurisdiction. To the Company's knowledge, none of the advertising or other similar activities of the Company violates any public or private codes or regulations governing such activities.

               (i) There are neither contracts, licenses nor agreements between the Company on one hand and any other person on the other with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

               (j) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property.

               (k) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has and enforces a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

               (l) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (m) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company, constitutes obscenity, defames any person, constitutes false advertising or otherwise violates any law or regulation.

               (n) The Company has not used or accessed (including by hyperlinks or framing) the content or materials of any third party, including a third party's Internet site, in manner that violates any laws or regulations or misappropriates or infringes the Intellectual Property of such third party.

               (o) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in the Parent or the Merger Sub granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them, or will result in either the Parent or the Merger Sub being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses.

               (p) The Company has operated its business in compliance with all material terms of all freeware and shareware used in its business.

               (q) The Company has taken reasonable steps to ensure that its products (including existing products and technology and products and technology currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). The Company has taken reasonable steps to ensure that its products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

       2.12    AGREEMENTS, CONTRACTS AND COMMITMENTS.

               (a) Except as set forth on SCHEDULE 2.12(a), the Company does not have, is not a party to and is not bound by:

                      (i)     any collective bargaining agreements,

                      (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                      (iv) any employment or consulting agreement, contract or commitment (excluding "at will" employee relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                      (vi)    any fidelity or surety bond or completion bond,

                      (vii) any lease of personal property having a value individually in excess of $50,000,

                      (viii)  any agreement of indemnification or guaranty,

                      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                      (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more,

                      (xiv)   any construction contracts,

                      (xv) any distribution, joint marketing or development agreement,

                      (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                      (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty
(30) days.

               (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in
SCHEDULE 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on SCHEDULE 2.12(a) or SCHEDULE 2.11(b) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.12(b), is not subject to any material default thereunder, of which the Company has knowledge, by any party obligated to the Company pursuant thereto. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

       2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 2.13, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in SCHEDULE 2.12(a) or SCHEDULE 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

       2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

       2.15 LITIGATION. Except as set forth in SCHEDULE 2.15, there is no action, suit or proceeding of any nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
SCHEDULE 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. SCHEDULE 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

       2.16 INSURANCE. The Company maintains valid and enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and such insurance policies and fidelity bonds, which are identified in SCHEDULE 2.16, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

       2.18    ENVIRONMENTAL MATTERS.

               (a) HAZARDOUS MATERIALS. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

               (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

               (e) DEFINITION OF "HAZARDOUS MATERIALS". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws.

       2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on SCHEDULE 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. SCHEDULE 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
SCHEDULE 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

       2.20    EMPLOYEE MATTERS AND BENEFIT PLANS.

               (a) DEFINITIONS. With the exception of the definition of "AFFILIATE" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                      (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                      (iv) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                      (v) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                      (vi) "EMPLOYEE" shall mean any current, former, or retired employee, consultant, or director of the Company or any Affiliate;

                      (vii) "EMPLOYEE AGREEMENT" shall refer to each management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, visas, work permit or similar agreement, contract or arrangement between the Company or any Affiliate and any Employee or consultant;

                      (viii)  "IRS" shall mean the Internal Revenue Service;

                      (ix) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                      (x) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

               (b) SCHEDULE. SCHEDULE 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c)    DOCUMENTS.  The Company has made available to Parent
(i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (d)    EMPLOYEE PLAN COMPLIANCE.  Except as set forth on
SCHEDULE 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of Parent's Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

               (e) PENSION PLANS. The Company has never maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

               (f) MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

               (g)    NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
SCHEDULE 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

               (i)    EFFECT OF TRANSACTION.

                      (i) Except as set forth on SCHEDULE 2.20(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                      (ii) Except as set forth on SCHEDULE 2.20(i)(ii), no payment or benefit which will or may be made by the Company or its Affiliates or by Parent or any of its affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code, which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code.

               (j) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (k) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in SCHEDULE 2.20(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in
SCHEDULE 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

       2.21 EMPLOYEES. To the Company's knowledge, no employee of the Company (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

       2.22 NO INTERFERENCE OR CONFLICT. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

       2.23 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

       2.24 POOLING OF INTERESTS. To the Company's knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

       2.25 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company in this Agreement (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

       Parent and Merger Sub represent and warrant to the Company as follows:

       3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and Merger Sub as a whole.

       3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, constitute a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets, except, with respect to the preceding clause (ii), for any Conflict which could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of Parent ("PARENT MATERIAL ADVERSE EFFECT"). No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with Parent's or Merger Sub's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except (i) the filing of the Merger Agreement with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) for such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which are set forth on SCHEDULE 3.2, and (iv) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Parent Material Adverse Effect.

       3.3     CAPITAL STRUCTURE.

               (a) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, of which 99,814,642 shares were issued and outstanding as of October 30, 1998, and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. At the close of business on November 9, 1998, 19,557,175 shares of Parent Common Stock were subject to issuance upon the exercise of outstanding stock options. All of the outstanding shares of Parent Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

               (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

       3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S.

Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") for all periods since January 1, 1998, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. Parent has filed all SEC Documents required to be filed under the Securities Act or Exchange Act, as the case may be. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

       3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

       3.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

       3.7 DISCLOSURE. No statement by Parent contained in this Agreement and the exhibits attached hereto and any written statement or certificate furnished or to be furnished to the Company pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                      ARTICLE IV

                         CONDUCT PRIOR TO THE EFFECTIVE TIME

       4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing or to the extent set forth in
SCHEDULE 4.1) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

               (a) Enter into any commitment, activity or transaction not in the ordinary course of business.

               (b) Transfer to any person or entity any rights to any Company Intellectual Property (other than co-branded marketing agreements entered into in the ordinary course of business in substantially the form attached as EXHIBIT C hereto);

               (c) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity (other than co-branded marketing agreements entered into in the ordinary course of business in substantially the form attached as EXHIBIT C hereto), (ii) other than Intellectual Property rights acquired under "shrink-wrap" and similar widely available commercial binary code end-user licenses (in each case which is not included in the Company's products or technology including products and technology currently available or under development), buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party,
(iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

               (d) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company (other than co-branded marketing agreements entered into in the ordinary course of business in substantially the form attached as EXHIBIT C hereto);

               (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

               (f) Commence or settle any litigation or any dispute resolution process;

               (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any of Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

               (h) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Preferred Stock, Company Options or Warrants or grants of options to purchase up to 225,000 shares of Company Common Stock to employees of the Company hired after the date of this Agreement in accordance with past practice, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or purchase or guarantee any debt securities of others or amend the terms of any outstanding loan agreement;

               (m) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on SCHEDULE 4.1(m)) or otherwise hire employees in material variance from the projections delivered to Parent;

               (n) Adopt or amend any employee benefit plan, program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

               (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (p) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Company capital stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the treatment of the Merger as a tax-free reorganization hereunder;

               (q) Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $50,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials;

               (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (s) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

               (t) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (u) Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $50,000, in the aggregate;

               (v) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (w) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

               (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

       4.2 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Parent and its affiliates, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, (c) enter into an agreement with any person, other than Parent and its affiliates, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company by any person, other than by Parent and its affiliates. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal or request, directly or indirectly, relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms of this Agreement (other than the prohibition of this section) shall be deemed to be a violation of this
Section 4.2. Notwithstanding the foregoing, the provisions of this Section 4.2 shall not prohibit or restrict any shareholder of the Company from voting such shareholder's shares in favor of a business combination of the Company with any party.


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

       5.1     SALE AND REGISTRATION OF SHARES; SHAREHOLDER MATTERS.

               (a) SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the shareholders pursuant to
Section 1.6 hereof, shall constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The certificates for shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer pursuant to the Affiliate Agreement (as defined below). It is acknowledged and understood that Parent is relying upon certain written representations made by each stockholder.

               (b) SHAREHOLDER'S QUESTIONNAIRE. The Company will use all reasonable efforts to arrange for each shareholder of the Company to execute and deliver to Parent a Shareholder's Questionnaire in the form attached hereto as EXHIBIT D (the "SHAREHOLDER'S QUESTIONNAIRE").

               (c) COMPANY SHAREHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the written consent of its shareholders to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In connection with such shareholder approval and as soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for purposes of soliciting such written consent of the shareholders. The Information Statement shall also constitute a disclosure document for the offer and sale of the shares of Parent Common Stock to be received by the holders of the Company's Capital Stock in the Merger and shall comply with the information requirements of Rule 502(b) promulgated under the Securities Act so that Parent may avail itself of the exemption provided by Rule 506 promulgated under the Securities Act if it so chooses. The Company shall use its commercially reasonable efforts, with the cooperation of Parent, to cause such Information Statement to be distributed to the Company's shareholders no later than November 30, 1998. Parent and the Company shall each use its best efforts to cause the Information Statement to comply with all applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Each of the parties hereto will promptly advise the other parties in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the Merger and this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

               (d) REGISTRATION STATEMENT ON FORM S-3. Parent shall use its commercially reasonable efforts to file, within 45 days following the Closing, a Registration Statement on Form S-3 with the SEC covering the resale of the shares of Parent Common Stock issued to holders of Company Capital Stock pursuant to the Merger. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as EXHIBIT E.

               (e) ADDITIONAL ASSURANCES. At the request of Parent, the Company shall use its commercially reasonable efforts to cause the Company's shareholders to execute and deliver to Parent such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

       5.2 ACCESS TO INFORMATION. Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

       5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agrees not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

       5.4 EXPENSES. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, all reasonable Third Party Expenses incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, up to a maximum of $250,000, and all Third Party Expenses incurred by Parent or Merger Sub in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be paid by Parent. Whether or not the Merger is consummated, Parent agrees to pay the reasonable costs, fees and expenses of the Purchaser Representative described in Section 6.3(f), which costs, fees and expenses shall not be included in the Third Party Expenses described above.

       5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of The Nasdaq Stock Market Inc. prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld or delayed.

       5.6 CONSENTS. The Company shall use its commercially reasonable efforts to obtain the consents, waivers and approvals of parties to any Contract as may be required in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company and Parent thereunder.

       5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

       5.8 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

       5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

       5.10 CERTAIN BENEFIT PLANS. Subject to compliance with pooling-of-interest accounting treatment of the Merger, as soon as practicable after the Effective Time, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent available to employees of Parent having similar positions and levels of responsibility on the terms and conditions provided in such plans and giving credit to such employees for their term of service with the Company.

       5.11 POOLING ACCOUNTING. Each of the parties hereto shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the parties hereto shall use its best efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

       5.12 AFFILIATE AGREEMENTS. SCHEDULE 5.12 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to Parent, concurrently with the execution of this Agreement from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT F (for Affiliates of the Company) or EXHIBIT G (for Affiliates of the Parent). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

       5.13 VOTING AGREEMENTS. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each person listed on SCHEDULE 5.13, an executed Voting Agreement in the form attached hereto as EXHIBIT A, agreeing, among other things, to vote in favor of the Merger.

       5.14    [Intentionally Omitted]

       5.15 REGISTRATION STATEMENT ON FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as practicable after the Effective Time.

       5.16 NASDAQ NATIONAL MARKET LISTING. Parent shall authorize for listing on The Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

       5.17 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of the Company's audit work papers for up to the past three years, including interim periods and access for review or examination of selected interim financial statements and data, and
(iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to assess their concurrence with Parent management's conclusions called for by Section 6.3(m) hereof.

       5.18 NON-COMPETITION AGREEMENTS. The Company shall deliver or use reasonable efforts to cause to be delivered to Parent an executed
Non-Competition Agreement in substantially the form attached hereto as EXHIBIT B concurrently with the execution of this Agreement from each of the persons listed on SCHEDULE 5.18.

       5.19 TAX-FREE REORGANIZATION. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain an opinion of its respective counsel to such effect as contemplated by Section 6.1(d).

       5.20 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

       6.1     CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

               (b) GOVERNMENT APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

               (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (d) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati and Gray Cary Ware & Freidenrich LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Parent, Merger Sub, the Company, and certain shareholders of the Company, and the Company agrees to make, and to use reasonable efforts to cause the shareholders of the Company to make, such representations and deliver such certificates.

               (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance.

       6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a statement of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

               (c) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to Parent, in substantially the form attached hereto as EXHIBIT H.

               (d) BOARD OF MERGER SUB. Jerry Crowley and Ron Conway shall have been appointed to the Board of Directors of Merger Sub effective immediately prior to the Effective Time.

       6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) REPRESENTATIONS AND WARRANTIES AT SIGNING. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) as of the date of this Agreement.

               (b) REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (without regard to any updates to the Company Schedules, unless otherwise agreed by Parent), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a substantial adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company or Parent (hereinafter referred to as a "SUBSTANTIAL ADVERSE EFFECT"); and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

               (c) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (excluding solely the covenants of Section 5.6, the satisfaction of which shall not constitute a condition to Parent's or Merger Sub's obligations to consummate the Merger and the transactions contemplated by this Agreement), except for non-performance of such agreements and covenants which neither has, nor reasonably could be expected to have, a Substantial Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

               (d) LEGAL OPINION. Parent shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT I.

               (e) AFFILIATE AGREEMENTS. Each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement in substantially the form attached hereto as EXHIBIT F which shall be in full force and effect.

               (f) PURCHASER REPRESENTATIVE. A Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Parent shall be made available to represent each of the shareholders of the Company who are not "accredited" as defined in Regulation D, and such Purchaser Representative shall have executed documentation reasonably satisfactory to Parent to reflect such appointment.

               (g) NON-COMPETITION AGREEMENTS. Each of the persons listed on SCHEDULE 5.18(a) (the "REQUIRED EMPLOYEES") and at least three of the persons listed on SCHEDULE 5.18(b) (the "REQUESTED EMPLOYEES") shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT B. Each of the Required Employees and at least three of the Requested Employees that have executed and delivered Non-Competition Agreements to Parent shall be employees of the Company immediately prior to the Effective Time and the Non-Competition Agreements executed by the Required Employees and at least three of the Requested Employees shall have not been terminated or repudiated by the Required Employees or such Requested Employees, as the case may be, and all of such executed Non-Competition Agreements shall be in full force and effect.

               (h) SHAREHOLDER APPROVAL. The Shareholders holding a sufficient number of shares of Company Capital Stock as required under the Company's Articles of Incorporation and California

Law, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby. The Shareholders shall have approved by the requisite vote any acceleration of vesting with respect to Company Options or unvested Company Capital Stock that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that such acceleration of vesting and all such payments, sales and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G; provided, however, that no such shareholder approval shall be required if such process would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

               (i) SUBSTANTIAL ADVERSE CHANGE. There shall not have occurred any adverse change in the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of the Company since the date of this Agreement having a Substantial Adverse Effect.

               (j) CONVERSION OF PREFERRED STOCK. All shares of Company Preferred Stock shall have converted into Company Common Stock in accordance with the Company's Articles of Incorporation.

               (k) RESIGNATION OF DIRECTORS. The directors of the Company in office immediately prior to the Effective Time other than Jerry Crowley and Ron Conway shall have resigned as directors of the Surviving Corporation effective immediately following the Effective Time.

               (l) DISSENTERS' RIGHTS. Holders of more than 5% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (m)    POOLING LETTERS.  Immediately prior to the Closing,
Parent shall have received a letter from Ernst & Young LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB16"), if consummated in accordance with this Agreement. In addition, immediately prior to the execution and delivery of this Agreement the Company's accountants shall have provided and immediately prior to the Closing the Company's accountants shall provide a letter, reasonably satisfactory in form and substance to Parent, regarding such firm's concurrence with the Company's management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under APB16 if consummated in accordance with this Agreement.

                                     ARTICLE VII

                                        ESCROW

       7.1 ESCROW PERIOD. Subject to the following requirements, the Escrow Fund (as defined in Section 7.2(a) below) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the date which is one year following the Closing Date as to all representations, warranties and covenants of the Company set forth in this Agreement except for those representations set forth in Section 2.2, Section 2.5, Section 2.6, Section 2.7, Section 2.8 and Section 2.15, as to which the Escrow Fund shall terminate on the earlier of (i) one year following the Closing Date or (ii) the date of the auditor's report for the audit of Parent's financial statements for the year ending October 31, 1999, which includes the results of the Company (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in Section 7.2(d) below) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters.

       7.2     ESCROW ARRANGEMENTS.

               (a) ESCROW FUND. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a) and shall be comprised of shares of Parent Common Stock which have vested in such shareholder to the maximum extent possible. No portion of the Escrow Amount shall be contributed in respect of any Company Options or Warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein; provided, however, that Parent may not receive any shares from the Escrow Fund unless and until such Losses exceed in the aggregate $350,000, in which event Parent shall receive shares equal in value to the full amount of such Losses. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

               (b) DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Upon termination of the Escrow Period, the Escrow Agent shall deliver to the shareholders of the Company that portion of the Escrow Fund that is not required to satisfy any claims made by Parent pursuant to Section 7.2(d) hereof. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this
Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund; provided, however, that if any of the shares in escrow are subject to a repurchase right in favor of the Company upon termination of services to the Company, then such shares shall not be distributed to the applicable Shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate Escrow Agent who is authorized to hold such shares for the benefit of the Company in the event of a future termination of services to the Company.

               (c)    PROTECTION OF ESCROW FUND.

                      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or the Company's shareholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                      (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any New Shares added to the Escrow Fund in respect of such shares of Parent Common Stock).

               (d)    CLAIMS UPON ESCROW FUND.

                      (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to any Losses incurred or accrued by Parent.

                      (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be valued at the closing price of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, The Nasdaq National Market, in either case as reported in THE WALL STREET JOURNAL on the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

               (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and counsel to the Company and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (f)    RESOLUTION OF CONFLICTS; ARBITRATION.

                      (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Securityholder Agent shall agree on such arbitrator; provided that if Parent and the Securityholder Agent cannot agree on such arbitrator, either Parent or the Securityholder Agent can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator selected by JAMS shall determine the dispute in accordance with
Article VII of this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this
Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (g)    SECURITYHOLDER AGENT OF THE STOCKHOLDERS; POWER OF
ATTORNEY.

                      (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Gautam Godhwani shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each shareholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under California
Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                      (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the

Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent. Subject to the prior right of Parent to make claims for Losses, Securityholder Agent shall have the right to recover from the Escrow Funds prior to any distribution to the shareholders of the Company for any Third Party Expenses incurred by the Securityholder Agent in performing his duties hereunder.

               (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

               (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent intends to assert for a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim and the Securityholder Agent shall have the right to appoint counsel to participate in such matter at the cost of the shareholders of the Company. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund.

               (j)    ESCROW AGENT'S DUTIES.

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act taken, suffered, or permitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any of the parties hereto or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                      (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                      (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment in form and substance acceptable to Parent and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from any further duties and liability under this Agreement upon the execution by such successor of such agreement.

               (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

               (l) EXCLUSIVE REMEDY. Except for acts constituting fraud, intentional misrepresentation or other willful misconduct, the Escrow Fund provided for in this Article VII shall represent the exclusive remedy in respect of any claim for indemnity or breach of this Agreement by the Company or its shareholders following the Closing.


                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

       8.1 TERMINATION. Subject to the provisions of Sections 8.2 and 8.3 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a)    by mutual written consent of the Company and Parent;

               (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on January 15, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within ten (10) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

               (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

       Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

       8.2     TERMINATION FEE.

               (a) PARENT TERMINATION FEE. In the event this Agreement is terminated (i) by Parent other than pursuant to Section 8.1 above or (ii) by the Company pursuant to Section 8.1(e) above, then Parent shall immediately pay the Company $1,000,000 by wire transfer or certified or official bank check in immediately available funds; provided, however, that if Parent terminates this Agreement principally due to its reasonable belief that the Merger will not be accounted for as a pooling of interests and such belief is not based on actions taken by the Company after the date of this Agreement or actions or events concerning the Company not disclosed to Parent prior to the date of this Agreement, then Parent shall pay the Company such $1,000,000 termination fee. Such payment shall be liquidated damages for any such termination of this Agreement.

               (b) COMPANY TERMINATION FEE. In the event this Agreement is terminated by Parent pursuant to Section 8.1 above due to the failure of any of the conditions set forth in Sections 6.3(e), 6.3(j) or 6.3(k), the Company shall immediately pay to Parent $500,000 by wire transfer or certified or official bank check in immediately available funds.

       8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections
5.3 and 5.4 and Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

       8.4 AMENDMENT. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that Parent may in its sole discretion amend this Agreement and all related agreements to the extent necessary to provide for the consummation of the acquisition of the Company contemplated hereby through the statutory merger of the Company with and into Parent.

       8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

       9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to resolve unsatisfied claims) terminate one (1) year after the Closing Date.

       9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Netscape Communications Corporation
                      501 East Middlefield Road
                      Mountain View, California 94043
                      Attention:  Roberta R. Katz, Esq.
                      Telephone No.:  (650) 254-1900
                      Facsimile No.:  (650) 528-4123
                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention: Larry W. Sonsini, Esq.
                                 James N. Strawbridge, Esq.
                      Telephone No.:  (650) 493-9300
                      Facsimile No.:  (650) 493-6811

               (b)    if to the Company, to:

                      AtWeb, Inc.
                      686 W. Maude Avenue, Suite 103
                      Sunnyvale, California 94086
                      Attention:  Gautam Godhwani
                      Telephone No.:  (408) 733-2319
                      Facsimile No.: (408) 730-9649

                      with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Avenue
                      Palo Alto, California  94301
                      Attention:  Gregory M. Gallo, Esq.
                                   Peter M. Astiz, Esq.
                      Telephone No.:  (650) 328-6561
                      Facsimile No.:  (650) 327-3699

               (c)    if to the Securityholder Agent:

                      Gautam Godhwani
                      931 Hillsboro Avenue
                      Sunnyvale, California  94087
                      Telephone No.:  (408) 733-1417
                      Facsimile No.:  (408) 730-9649


       9.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

       9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

       9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

       9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

       9.9 ARBITRATION. As to any disputes or controversies arising out of, relating to, or in connection with the Agreement not otherwise covered by the
Article VII hereof:

               (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

               (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter (except any such dispute or controversy related to

Article VII or Section 2.11 or 2.15 of this Agreement) and the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Company shall agree on the arbitrator; provided that if Parent and the Company cannot agree on one arbitrator, either Parent or the Company can request that the JAMS select the arbitrator. The arbitrator selected by the JAMS shall determine the dispute in accordance with this Section 9.9. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

               (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of JAMS. For purposes of this Section 9.9, in any arbitration hereunder, the non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

       9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

       9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.






                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Securityholder Agent (but only as to Articles VII and IX for Securityholder Agent) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NETSCAPE COMMUNICATIONS                 ATWEB, INC.
 CORPORATION

By: /s/ Peter L.S. Currie               By: /s/ Gautam Godhwani
    -------------------------------         -----------------------------------
    Name: Peter L.S. Currie                 Name: Gautam Godhwani
    Title: EVP and CAO                      Title: Chief Executive Officer


SECURITYHOLDER AGENT                    FIFI ACQUISITION CORPORATION


/s/ Gautam Godhwani                     By: /s/ Peter L.S. Currie
-----------------------------------         -----------------------------------
Name: Gautam Godhwani                       Name: Peter L.S. Currie
                                            Title: President







               [COUNTERPART SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                  AMENDMENT NO. 1 TO
                         AGREEMENT AND PLAN OF REORGANIZATION


       This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (this "AMENDMENT") is made and entered into as of December 4, 1998 by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), Fifi Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and AtWeb, Inc., a California corporation (the "COMPANY").

                                     WITNESSETH:

       WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Reorganization, dated as of November 10, 1998 (the "REORGANIZATION AGREEMENT");

       WHEREAS, America Online, Inc., a Delaware corporation ("AOL"), Apollo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AOL ("NEWCO"), and Parent have entered into that certain Agreement and Plan of Merger dated November 23, 1998 (the "AOL REORGANIZATION AGREEMENT"), whereby their respective companies and their respective stockholders will enter into a business combination by means of the merger of Newco with and into Parent under the terms described therein (the "AOL MERGER"); and

       WHEREAS, the parties hereto have agreed to amend the Reorganization Agreement to reflect the manner in which the AOL Merger impacts the timing of the filing of a Registration Statement on Form S-3 to cover the resale of the shares of Parent Common Stock issued to the holders of Company Capital Stock under the terms described in the Reorganization Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. DEFINED TERMS. Capitalized terms which are used herein without definition, but which are defined in the Reorganization Agreement shall have the same meanings herein as therein defined.

       2.      AMENDMENT TO THE REORGANIZATION AGREEMENT

               2.1 Section 5.1 (d) of the Reorganization Agreement is hereby amended by deleting Section 5.1 (d) in its entirety and substituting the following therefor:

               (d) REGISTRATION STATEMENT ON FORM S-3. Parent shall use its commercially reasonable efforts to file, within 5 days following the publication of Parent's financial results for the quarter ended

January 31, 1999, a Registration Statement on Form S-3 with the SEC covering the resale of the shares of Parent Common Stock issued to holders of Company Capital Stock pursuant to the Merger; provided, however, that Parent shall not be obligated to file a Registration Statement on Form S-3 if the following conditions are met: (i) the SEC has raised no further comments to that certain Registration Statement on Form S-4 filed by AOL relating to the AOL Merger and such Registration Statement has been declared effective or the SEC has confirmed that it is prepared to declare such Registration Statement effective upon the request of AOL; (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the AOL Merger shall have expired or been terminated; and (iii) Parent reasonably expects the closing of the AOL Merger to occur within twenty (20) days following the publication of Parent's financial results for the quarter ended January 31, 1999. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as ANNEX A.

       3.      AMENDMENT TO THE FORM OF DECLARATION OF REGISTRATION RIGHTS

               3.1 EXHIBIT E to the Reorganization Agreement is hereby deleted and replaced in its entirety with the Form of Declaration of Registration Rights attached hereto as ANNEX A.

       4. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Reorganization Agreement remain unchanged and are ratified and confirmed in all respects, and the terms and conditions of the Reorganization Agreement, as amended hereby, remain in full force and effect.

       5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

       6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of California, in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

       IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NETSCAPE COMMUNICATIONS                      ATWEB, INC.
CORPORATION

By:/s/ Peter L.S. Currie                     By:/s/ Gautam Godhwani
   --------------------------------------       --------------------------------
   Name:   Peter L.S. Currie                    Name:   Gautam Godhwani
   Title:  Executive Vice President and         Title:  Chief Executive Officer
           Chief Administrative Officer

FIFI ACQUISITION CORPORATION


By:/s/ Peter L.S. Currie
   --------------------------------------
   Name:   Peter L.S. Currie
   Title:  President






             [SIGNATURE FOR AMENDMENT NO. 1 TO REORGANIZATION AGREEMENT]

                                       ANNEX A

                         NETSCAPE COMMUNICATIONS CORPORATION

                          DECLARATION OF REGISTRATION RIGHTS


     This Declaration of Registration Rights ("DECLARATION") is made as of December 31, 1998 by Netscape Communications Corporation, a Delaware corporation ("PARENT"), for the benefit of shareholders of AtWeb, Inc., a California corporation (the "COMPANY"), acquiring shares of Common Stock of Parent pursuant to that certain Agreement and Plan of Reorganization dated as of November 10, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization dated as of December 4, 1998 (collectively, the "REORGANIZATION AGREEMENT"), by and among Parent, Fifi Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company.

1.        DEFINITIONS.  As used in this Declaration:

     a. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     b.        "SECURITIES ACT" means the Securities Act of 1933, as amended.

     c. "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the Commission.

     d. "HOLDER" means: (i) a shareholder of the Company to whom shares of Registrable Securities are issued pursuant to the Reorganization Agreement, for so long as such holder continues to hold such shares, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Declaration are assigned pursuant to
          Section 9 of this Declaration.

     e. "REGISTRABLE SECURITIES" means for each Holder the shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, together with all other shares of Parent Common Stock issued in respect thereof (by way of stock split, dividend or otherwise), and for all Holders the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall not include any shares of Parent Common Stock transferred by a Holder pursuant to Section 10 hereof to any person who does not agree to be bound by the terms of this Declaration.

     f.        "SEC" means the Securities and Exchange Commission.

     Capitalized terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

2. REGISTRATION. Parent shall use its commercially reasonable efforts to cause the Registrable Securities to be held by each Holder following the Merger to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all commercially reasonable efforts to prepare and file with the SEC within five (5) days following the publication of Parent's financial results for the quarter ended January 31, 1999, and shall use its commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that Parent shall not be obligated to file a Registration Statement on Form S-3 if the following conditions are met: (i) the SEC has raised no further comments to that certain Registration Statement on Form S-4 filed by America Online, Inc., a Delaware corporation ("AOL"), relating to the business combination described in that certain Agreement and Plan of Merger dated November 23, 1998, by and among AOL, Apollo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AOL, and Parent (the "AOL MERGER") and such Registration Statement has been declared effective or the SEC has confirmed that it is prepared to declare such Registration Statement effective upon the request of AOL; (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the AOL Merger shall have expired or been terminated; and (iii) Parent reasonably expects the closing of the AOL Merger to occur within twenty
     (20) days following the publication of Parent's financial statements for the quarter ended January 31, 1999; provided further, however, that each Holder shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Declaration. Parent shall not be required to effect more than one (1) registration under this Declaration. The offering made pursuant to such registration shall not be underwritten.

3. POSTPONEMENT OF REGISTRATION. Notwithstanding Section 2 above, Parent shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of thirty (30) calendar days after the date the SEC has informed Parent that the registration statement will not be reviewed or that the SEC has no further comments with regard to the registration statement, if the Board of Directors of Parent, acting in good faith, determines that there exists material nonpublic information about Parent which the Board does not wish to disclose in a registration statement (due to the fact that the Board believes that such disclosure is not in the best interests of Parent or Parent's stockholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 2 above.

4. OBLIGATIONS OF PARENT. Subject to the limitations of Sections 2, 3, 5 and 11, Parent shall (i) keep the registration statement filed in accordance with Section 2 hereof effective until the earlier of (A) one (1) year after the Effective Time of the Merger or (B) such time as all Registrable Securities have been sold hereunder; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

5. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

     a. STOCKHOLDER NOTICE. The selling Holder shall provide written notice ("STOCKHOLDER NOTICE") to Parent no less than five (5) business days prior to such Holder's intended sale. Within three (3) business days of receipt of the Stockholder Notice, Parent will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. After receipt of notice from Parent that the registration statement is current and complies with the Securities Act, such Holder shall then have ten (10) business days to sell the Registrable Securities proposed to be sold, unless the notice from Parent specifies that no sale may be made until the date of intended sale as specified in the Stockholder Notice, in which case such Holder must wait until the date of the intended sale to make such sale and such Holder shall have ten (10) business days thereafter to make such sale. After such ten (10) day period, the seller shall once again comply with the procedures set forth in this
          Section 5.a prior to any further sales;

     b. UPDATING THE PROSPECTUS. If Parent informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, Parent shall use commercially reasonable efforts to promptly provide to the selling Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder Notice; provided, however, that

          Parent shall have the right to delay the preparation of a current prospectus that complies with the Securities Act on three (3) separate occasions for up to thirty (30) days on each occasion without explanation to such Holder;

     c. BLACKOUT PERIODS. Holders who become employees of Parent agree to be bound by Parent's Insider Trading Policy as such may be in effect from time to time for so long as such Holders remain employees of Parent and are subject to such policy;

     d. GENERAL. Notwithstanding the foregoing, Parent shall notify each Holder (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, Parent may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by Parent that the use of the applicable prospectus may be resumed. Parent shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Parent shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Parent shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. AVAILABILITY OF FORM S-3. Parent represents that it is currently eligible to utilize Form S-3.

7. EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, National Association of Securities Dealers, Inc. and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants.

8. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

     a. INDEMNIFICATION BY PARENT. Parent will indemnify each Holder and each underwriter, agent, attorney and affiliate of a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act or state securities laws applicable to Parent in connection with any such registration, and subject to Section 8(c), will reimburse each such Holder, and each underwriter, agent, attorney and affiliate of such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Parent by such Holder or an affiliate of such Holder and stated to be specifically for use therein.

     b. INDEMNIFICATION BY HOLDERS. Each Holder will indemnify Parent, each of its directors and officers, each underwriter, each of Parent's legal counsel and independent accountants, each person who controls Parent or any of such persons within the meaning of Section 15 of the Securities Act, and each other Holder and each affiliate of such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such other Holders, such directors, officers, underwriters, legal counsel, independent accountants or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Parent by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective gross proceeds (before expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

     c. DEFENDING CLAIMS. Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation (as such expenses are incurred and within thirty days of demand by the Indemnified Party for reimbursement), in the event that the Indemnifying Party does not assume the defense of such claim or litigation within thirty (30) days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which involves any admission of fault or responsibility, imposes any restriction or positive obligation on the Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.

     d.        CONTRIBUTION.  If the indemnification provided for in this
          Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to, or fault of, the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party.

     e. The obligations of Parent and each Holder under this Section 8 shall survive the completion of any offering of stock in a registration statement under this Declaration and shall also survive the termination of this Declaration under Section 12 hereof.

9.        REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  Parent agrees to:

     a. use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

     b. furnish to each Holder forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to Parent pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides Parent with such reasonable information as Parent may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

11. AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

12. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) on the date which is one year following the Effective Time of the Merger.

13.       OBLIGATIONS OF HOLDERS.   By exercising any rights hereunder, each
     Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. Parent may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of Parent hereunder.